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                                                                  EXHIBIT 13


                                                JORDAN AMERICAN HOLDINGS, INC.
                                          Investment Management (NASDAQ: JAHI)


                                 June 26, 1997


Ronald A. Stiller, President
IMPACT Management Investment Trust
1875 Ski Time Square Drive, Suite One
Steamboat Springs, CO 80487


         Re: Initial Investment in IMPACT Management Investment Trust


Dear Mr. Stiller:

         This letter is to confirm that Jordan American Holdings, Inc. has made the initial investment of $100,000.00 in IMPACT Management Growth Portfolio, a portfolio of IMPACT Management Investment Trust. Such investment has been made upon receipt of notice from the Trust that it is ready to accept same. Such shares shall be held for investment purposes, without present intent to redeem same.

                                                          Very truly yours,

                                                          /s/ W. Neal Jordan
                                                          ---------------------
                                                              W. Neal Jordan


             EQUITY ASSETS MANAGEMENT * MANAGEMENT SECURITIES, INC.

      1875 SKI TIME SQUARE DRIVE * SUITE ONE * STEAMBOAT SPRINGS, CO 80487
                 970-879-1189 * 800-879-1189 * FAX 970-879-1272